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                                                             Exhibit 15



May 19, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                                        Re: Healthcare Recoveries, Inc.
                                        Registration Statement on Form S-1
                                        File No. 333-23287



We are aware that our report dated May 19, 1997 on our reviews of interim financial information of Healthcare Recoveries, Inc. as of March 31, 1997 and for the quarters ended March 31, 1996 and 1997 is included in this registration statement. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



                                              COOPERS & LYBRAND L.L.P.